EXHIBIT 23.2
COOPERS & LYBRAND CHARTERED ACCOUNTANTS

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-8 of Mediconsult.com, Inc. of our report dated January 14, 1997, on our audit of the financial statements of Mediconsult.com, Inc. appearing in the Company's Registration Statement on Form 10SB.

/s/Coopers & Lybrand
COOPERS & LYBRAND CHARTERED ACCOUNTANTS

Hamilton, Bermuda
July 25, 1997